===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

                           Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted
[X]  Definitive Proxy Statement                 by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material under Rule 14a-12

                                 FIREPOND, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 FIREPOND, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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         (2)   Aggregate number of securities to which transaction applies:

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         (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]      Fee paid previously with preliminary materials.

[_]      Check box if any part of the fee is offset as provided by Exchange

            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                 FIREPOND, INC.
                              8009 S. 34TH AVENUE
                             MINNEAPOLIS, MN 55428
                                 (952) 229-2300

                                                               February 26, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Firepond, Inc. (the "Company") to be held on Tuesday, March 25, 2003, at 10:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 (the "Annual Meeting").

     The Annual Meeting has been called for the purpose of (i) electing two Class III Directors for a three-year term and (ii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 14, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          KLAUS P. BESIER
                                          Chairman, Chief Executive Officer and
                                          President

                                 FIREPOND, INC.
                              8009 S. 34TH AVENUE
                             MINNEAPOLIS, MN 55425
                                 (952) 229-2300

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON TUESDAY, MARCH 25, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Firepond, Inc. (the "Company") will be held on Tuesday, March 25, 2003, at 10:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109 (the "Annual Meeting") for the purpose of considering and voting upon:

     1. The election of two Class III Directors for a three-year term; and

     2. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on February 14, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's common stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          CHRISTIAN J. MISVAER
                                          Secretary

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ARE A STOCKHOLDER OF RECORD AND YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                 FIREPOND, INC.
                              8009 S. 34TH AVENUE
                             MINNEAPOLIS, MN 55425
                                 (952) 229-2300

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON TUESDAY, MARCH 25, 2003

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Firepond, Inc. ("Firepond" or the "Company") for use at the Annual Meeting of Stockholders of Firepond to be held on Tuesday, March 25, 2003, at 10:00 a.m. eastern time, at the offices of McDermott, Will & Emery, 28 State Street, Boston, MA 02109, and any adjournments or postponements thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of Firepond will be asked to consider and vote upon the following matters:

     1. The election of two Class III Directors of the Company to serve for the ensuing three-year period, with such term to continue until the annual meeting of stockholders to be held in the year 2006 (the "2006 Annual Meeting") and until such Directors' successors are duly elected and qualified or until their earlier death or resignation; and

     2. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about Wednesday, March 5, 2003 in connection with the notice of, and solicitation of proxies for, the Annual Meeting. The Board of Directors has fixed the close of business on February 14, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of record of the Company's common stock at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 3,671,970 shares of the Company's common stock outstanding and entitled to vote at the Annual Meeting. Each holder of shares of the Company's common stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to the matters submitted at the Annual Meeting.

     The presence, in person or by proxy, of a majority of the total number of outstanding shares of the Company's common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary for the election of the Class III Directors.

     Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which no instructions have been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. The Company's By-laws (the "By-laws") provide that any election by stockholders shall be determined by a plurality of the votes of the shares present, in person or represented by proxy, at the meeting and entitled to vote thereon. With respect to the election of Class III Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. There will not be any broker non-votes with respect to the election of the Class III Directors because brokers and other nominees have discretion to vote on the matter.

     STOCKHOLDERS OF FIREPOND ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY, AND NOT REVOKED, WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT STATED THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF NOMINEES FOR DIRECTOR WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked by the stockholder of record represented by such proxy at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Annual Meeting, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

     The Annual Report of the Company, including financial statements for the fiscal year ended October 31, 2002 ("Fiscal Year 2002"), was filed with the Securities and Exchange Commission on January 29, 2003. A copy of the Annual Report is being mailed to stockholders of Firepond concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation materials.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company (the "Board of Directors") is divided into three classes and is comprised of two Directors in each of Class I, Class II and Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, two Class III Directors will be elected to serve until the 2006 Annual Meeting and until such Directors' successors are duly elected and qualified or until their earlier death or resignation. The Board of Directors has nominated Klaus P. Besier and John J. Cachianes (the "Nominees") for re-election as Class III Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of the Nominees as Directors. The Nominees have agreed to stand for election and to serve, if elected, as Directors. However, if the Nominees fail to stand for election or are unable to accept election, proxies will be voted for the election of such other persons as the Board of Directors may recommend.

     The principal occupation and business experience for at least the last five years of each Nominee is set forth below:

     Klaus P. Besier has served as the Company's Chief Executive Officer, President and a Director since June 1997 and as Chairman since October 1999. From February 1996 to May 1997, Mr. Besier was Chairman, President and Chief Executive Officer of Primix Solutions, Inc., an internet-enabled software company. From 1994 to 1996, Mr. Besier was the Chief Executive Officer of SAP America, Inc., a subsidiary of SAP AG, a leading provider of business application software. From 1992 to 1993, he was President of SAP America. From 1991 to 1992, Mr. Besier was Vice President of Sales of SAP America. From 1977 to 1990, Mr. Besier held various senior management positions including General Manager and Corporate Vice President with various affiliates of Hoechst Celanese, a chemicals company. Mr. Besier is also a director of Intelligroup.

     John J. Cachianes has been a Director of the Company since December 2001. Since 1998, Mr. Cachianes has been an independent consultant. Mr. Cachianes spent more than 30 years with IBM in a number of senior financial posts and operational positions. Mr. Cachianes was an IBM Vice President and corporate officer from 1992 to 1996. He also served as General Manager of the company's Distribution Industry Solutions Business Unit. Previously, he served as IBM's Chief Financial Officer for Europe, Middle East and Africa as well as for U.S. operations. In addition, he also held a number of executive positions at the company's corporate headquarters in Latin America and Asia Pacific, where he served as Controller. Mr. Cachianes has served on the boards of the Foundation at Virginia Polytechnic Institute and State University (Virginia Tech), State University of New York at Purchase, Essentus Corporation, the Rolm Corporation and the IBM World Trade Europe, Middle East, Africa Corporation.

VOTE REQUIRED FOR APPROVAL

     A quorum being present, the affirmative vote of a plurality of the shares present, in person or represented by proxy, is necessary to elect the Nominees as Directors of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD AS DIRECTORS OF THE COMPANY.

                                 OTHER MATTERS

     Neither we nor the Board of Directors intends to propose any matters at the meeting other than the election of two Class III Directors. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

      INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held nine (9) meetings during Fiscal Year 2002. During Fiscal Year 2002, each of the incumbent Directors, other than V. Lawrence Weber, attended at least 75% of the total number of meetings of the Board of Directors held during his term of office. During Fiscal Year 2002, each of the incumbent directors, other than V. Lawrence Weber, attended at least 75% of the total number of meetings of the committees of which he was a member held during his term of office. The Board of Directors has established an Audit Committee and a Compensation Committee.

     The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's year-end operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. Until August 31, 2002 of Fiscal Year 2002, the Audit Committee consisted of John J. Cachianes, Gerhard Schulmeyer and V. Lawrence Weber, none of whom were an officer of the Company. On August 31, 2002 Mr. Schulmeyer resigned from the Board of Directors. Eric N. Rubino was appointed to the Board of Directors and joined the Audit Committee on September 30, 2002, at which time the Audit Committee consisted of John J. Cachianes, Eric N. Rubino and V. Lawrence Weber, none of whom were an officer of the Company. The Audit Committee held five (5) meetings during Fiscal Year 2002. The Board of Directors has determined that each member of the Audit Committee is independent under the current rules of The Nasdaq Stock Market. Assuming the re-election of John J. Cachianes at the Annual Meeting, the Audit Committee for Fiscal Year 2003 will consist of John J. Cachianes, Eric N. Rubino and V. Lawrence Weber.

     The Compensation Committee reviews and recommends the compensation arrangements for all Directors and officers, approves such arrangements for other senior level employees and administers and takes such other action as may be required in connection with certain compensation and incentive plans of the Company. The Compensation Committee also administers the Company's Brightware Acquisition Stock Option Plan, Amended and Restated 1999 Stock Option and Grant Plan, Amended and Restated 1999 Director Plan and Amended and Restated 1997 Stock Option Plan (together, the "Stock Plans"), construes and interprets the Stock Plans, establishes, amends and revokes rules and regulations for the administration of all such plans, determines the options or stock to be issued to eligible persons under the Stock Plans, and prescribes the terms and conditions of such options or stock. During Fiscal Year 2002, the Compensation Committee consisted of J. Michael Cline and William O. Grabe, and held four (4) meetings during Fiscal Year 2002.

  Information Regarding Directors

     Set forth below is certain information regarding the Directors of the Company as of February 1, 2003, including the Class III Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
NAME                                                          AGE         SINCE
----                                                          ---    ---------------
CLASS I -- TERM EXPIRES 2004
J. Michael Cline............................................  43     May 1997
Eric N. Rubino..............................................  44     September 2002

CLASS II -- TERM EXPIRES 2005
William O. Grabe............................................  64     May 1997
V. Lawrence Weber...........................................  48     January 2000

CLASS III -- TERM EXPIRES 2003*
Klaus P. Besier*............................................  51     June 1997
John J. Cachianes*..........................................  60     December 2001

---------------
* Nominee for re-election

     The principal occupation and business experience for at least the last five years of each Director of the Company is set forth below.

     Klaus P. Besier has served as the Company's Chief Executive Officer, President and a Director since June 1997 and as Chairman since October 1999. From February 1996 to May 1997, Mr. Besier was Chairman, President and Chief Executive Officer of Primix Solutions, Inc., an internet-enabled software company. From 1994 to 1996, Mr. Besier was the Chief Executive Officer of SAP America, Inc., a subsidiary of SAP AG, a leading provider of business application software. From 1992 to 1993, he was President of SAP America. From 1991 to 1992, Mr. Besier was Vice President of Sales of SAP America. From 1977 to 1990, Mr. Besier held various senior management positions including General Manager and Corporate Vice President with various affiliates of Hoechst Celanese, a chemicals company. Mr. Besier is also a director of Intelligroup.

     John J. Cachianes has been a Director of the Company since December 2001. Since 1998, Mr. Cachianes has been an independent consultant. Mr. Cachianes spent more than 30 years with IBM in a number of senior financial posts and operational positions. Mr. Cachianes was an IBM Vice President and corporate officer from 1992 to 1996. He also served as General Manager of the company's Distribution Industry Solutions Business Unit. Previously, he served as IBM's Chief Financial Officer for Europe, Middle East and Africa as well as for U.S. operations. In addition, he also held a number of executive positions at the company's corporate headquarters in Latin America and Asia Pacific, where he served as Controller. Mr. Cachianes has served on the boards of the Foundation at Virginia Polytechnic Institute and State University (Virginia Tech), State University of New York at Purchase, Essentus Corporation, the Rolm Corporation and the IBM World Trade Europe, Middle East, Africa Corporation.

     J. Michael Cline has been a Director of the Company since May 1997. Mr. Cline has been the Managing Partner of Accretive Technology Partners, LLC, a private investment company focused on building market leaders in the software and business process outsourcing markets, since December 1, 1999. From 1989 to 1999, Mr. Cline served as a Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on information technology and communications companies on a global basis. From 1986 to 1989, Mr. Cline helped found AMC, a software company that was later sold to Legent Corporation. Prior to AMC, Mr. Cline was an associate at McKinsey & Company. Mr. Cline currently serves as a director of Exult, Inc. and Manugistics Group, Inc., as well as a number of private technology companies. Mr. Cline is also a Trustee of the Wildlife Conservation Society. Mr. Cline received an M.B.A. degree from Harvard Business School and a B.S. degree from Cornell University.

     William O. Grabe has been a Director of the Company since May 1997. Mr. Grabe is a Managing Member of General Atlantic Partners, LLC, a private equity investment firm that invests in information technology and communications companies on a global basis, where he has worked since 1992. Mr. Grabe brings broad international experience and an extensive sales and marketing background. He has assisted numerous firms in their geographical expansion and development of strategic alliances. Mr. Grabe is a director of several public information technology companies including Bottomline Technologies, Inc., Digital China Holdings Ltd., Exact Holding N.V., Compuware Corporation, Gartner, Inc., and several other privately held information technology companies. Prior to his affiliation with General Atlantic, Mr. Grabe retired from the IBM Corporation as an IBM Vice President and Corporate Officer where he used to head up U.S. sales and marketing. His outside affiliations include being a member of the UCLA Foundation Board of Councilors and the UCLA Anderson School's Board of Visitors, a member of the Cancer Research Institute Board of Trustees, and a Trustee of Outward Bound USA.

     Eric N. Rubino joined Firepond's Board of Directors in September 2002. Mr. Rubino is currently Chief Operating Officer (COO) of Neoware Systems Inc., a provider of software and solutions that enable thin-client "Appliance Computing," a new Internet-based computing architecture. Previously, Mr. Rubino was COO of SAP America where he oversaw a wide range of operational departments, including legal, contracts, application hosting, strategic alliances, small and medium business channel, purchasing, facilities, risk management, customer support, new business development, and information technology. A member of SAP's management team since 1991, Mr. Rubino was a catalyst for developing SAP's contracts and legal organizations, including defining the company's policies concerning worldwide pricing, risk management, and mergers and acquisitions. Prior to joining SAP, Mr. Rubino served in a variety of management positions in contracts and finance with RCA Corporation, General Electric and Bell Atlantic Business System Services. Mr. Rubino's educational credentials include a B.S. in Marketing, an M.B.A. in Finance, and a Juris Doctor in Law.

     V. Lawrence Weber has been a Director of the Company since January 2000. Mr. Weber is Chairman and Chief Executive Officer of Advanced Marketing Services, The Interpublic Group of Companies. He is also the founder of The Weber Group which, through a series of mergers and acquisitions became Weber Shandwick, the largest public relations firm in the world. He is co-founder and Chairman of the Board of the Massachusetts Interactive Media Council (MIMC) and also serves on the boards of several technology companies and nonprofit organizations, including the Boston Symphony Orchestra, the Boston Museum of Science and Babson College.

  Information Regarding Executive Officers and Key Employees

     Set forth below is certain information regarding each of the executive officers and key employees of the Company as of February 1, 2003.

NAME                        AGE                        POSITION
----                        ---                        --------
Klaus P. Besier...........  51    Chairman, Chief Executive Officer and President
Kamesh K. Chetty..........  37    Vice President of Professional Services and Support
Susan W. Ledoux...........  36    Chief Financial Officer and Treasurer
Christian J. Misvaer......  30    General Counsel and Secretary
Mark E. Peterson..........  40    Vice President of Product Development
Sosaburo Shinzo...........  50    President, Firepond Japan and Asia Pacific

     The principal occupation and business experience for at least the last five years of the Company's executive officers and key employees, other than such officers who also serve as Directors, is set forth below.

     Kamesh K. Chetty has served as the Company's Vice President of Professional Services and Technical Support since January 2002. Mr. Chetty joined Firepond in February 1997 as Technical Manager and subsequently became Director of Technology Consulting in January 2001. Mr. Chetty is responsible for managing the professional services and technical support organizations. Before joining the Company, Mr. Chetty worked in various capacities with different software companies from August 1987 to February 1997.

     Susan W. Ledoux has served as the Company's Chief Financial Officer and Treasurer since February 2002. Before becoming Chief Financial Officer, Ms. Ledoux served as the Company's Vice President of Finance and Corporate Controller, overseeing the finance department from September 1999 to February 2002. Before joining Firepond, Ms. Ledoux served as Controller at a number of public and privately-held technology companies, including Integrated Computing Engines, a developer of innovative multi-processing software and hardware from June 1998 to September 1999, and CIC Systems, a national computer reseller and technology solutions provider from September 1994 to May 1998.

     Christian J. Misvaer has served as the Company's General Counsel and Secretary since December 2001. Mr. Misvaer joined Firepond's legal department in March 1999 and became the manager in December 2000. In addition to serving on Firepond's executive team and managing the legal department, Mr. Misvaer also oversees Firepond's facilities functions. Before joining the Company, Mr. Misvaer worked in various legal capacities with law firms specializing in corporate law and civil litigation from 1995 to March 1999.

     Mark E. Peterson has served as the Company's Vice President of Product Development since July 2002. Mr. Peterson joined Firepond's product development organization in 1986 and has served in a variety of development positions over the past 16 years. Of particular focus for Mr. Peterson has been the Company's configuration engine technology. In addition to managing the development organization, Mr. Peterson is also responsible for management of the MIS department.

     Sosaburo Shinzo has served as President of Firepond Japan and Asia Pacific since January 1999. Before joining Firepond, Mr. Shinzo was a member of the senior management team at SSA Japan, an ERP software company, from 1993 to 1998, serving as President from 1996. Prior to his position with SSA Japan, Mr. Shinzo worked for Fujitsu for 16 years as a sales professional and manager.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     The Company currently pays directors annual compensation of $25,000 and, in addition, $2,500 for each meeting of the Board of Directors a director attends, $2,000 for each audit committee meeting a director attends and $1,000 for each compensation committee meeting a director attends. However, directors are not compensated for board or committee meetings which a director attends by telephone where in-person participation is expected. Directors are also reimbursed for their reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its committees. The Company's Directors are eligible to participate in the Company's 1999 Stock Option and Grant Plan and the Company's 1997 Stock Option Plan. In addition, pursuant to the terms of the 1999 Director Plan each non-employee Director who was a member of the Board of Directors on September 9, 1999 was automatically granted an option to purchase 5,000 shares of common stock on that date and every Director who joined the Board of Directors after September 9, 1999, or will become a Director in the future, was or will be granted an option to purchase 5,000 shares of common stock on the date first elected to the Board of Directors.

     In addition, on the date of each annual meeting of the stockholders of the Company, each eligible Director will automatically be granted an additional option to purchase 1,250 shares of common stock, if after such annual meeting of the stockholders the Director will continue to be an eligible Director. New options granted under the 1999 Director Plan vest, subject to the grantee's continued service as a Director of the Company or its subsidiaries, one third on the first anniversary of the grant date and the remainder monthly over a period of two years. The term of the option is five years, although unexercisable options terminate when the Director ceases to be a Director for any reason other than death or permanent disability and exercisable options may be exercised within thirty days from termination. In the event of a change in control of the Company in which the Director is not retained as a director of the surviving corporation, options granted to that Director under the 1999 Director Plan will become 100% vested and exercisable in full. All options granted under the Director Plan shall have an exercise price equal to 100% of the fair market value of the common stock (generally determined as the closing sales price on the Nasdaq National Market) on the date of grant.

COMPENSATION OF EXECUTIVE OFFICERS

     The following sections of this Proxy Statement set forth and describe the compensation paid or awarded to the Company's Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers of the Company at October 31, 2002, and one other most highly compensated person who served as an executive officer in Fiscal Year 2002, each of whom earned in excess of $100,000 during Fiscal Year 2002. These executives are referred to as the "Named Executive Officers" elsewhere in this Proxy Statement.

     Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer and the other Named Executive Officers during each of the fiscal years ended October 31, 2002, October 31, 2001 and October 31, 2000.

                                                                                 LONG TERM
                                                   ANNUAL COMPENSATION      COMPENSATION AWARDS
                                                  ----------------------   ---------------------
                                                                           SECURITIES UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION                YEAR   SALARY ($)   BONUS ($)      OPTIONS (#)(1)       COMPENSATION ($)
---------------------------                ----   ----------   ---------   ---------------------   ----------------
Klaus P. Besier..........................  2002    $400,000          --             40,000                   --
  Chairman, Chief Executive Officer        2001     358,333          --            241,875(2)                --
  and President                            2000     200,000    $100,000            150,000                   --
Sosaburo Shinzo..........................  2002     194,160      21,710             10,000             $  1,646(3)
  President, Firepond Japan and            2001     196,560      12,235              7,625(4)             1,666(3)
  Asia Pacific                             2000     217,846      35,942                 --                1,846(3)
Susan W. Ledoux(5).......................  2002     138,000          --             30,000                   --
  Chief Financial Officer                  2001     120,000          --             10,061(2)                --
  and Treasurer                            2000     105,000      25,000              2,583                   --
Christian J. Misvaer.....................  2002     116,712      18,500             10,500                   --
  General Counsel and Secretary            2001      88,774      20,000              9,787(2)               441(6)
                                           2000      54,507       7,750              1,116               29,361(6)
John A. Keighley(7)......................  2002     157,598          --              5,000              152,621(8)
  Senior Vice President and                2001     125,119          --             14,624(2)             8,290(3)
  General Manager of Europe                2000      83,658      33,650              2,666                5,100(3)
Cem Tanyel(9)............................  2002     172,597     140,000             39,999              152,650(8)
  Chief Operating Officer                  2001     194,836      80,000             60,000(10)               --
                                           2000          --          --                 --                   --

---------------

 (1) Share amounts have been adjusted to reflect a 1-for-10 reverse stock split effective August 16, 2002.

 (2) Options granted as part of the stock option exchange program in which eligible employees were offered the opportunity to receive new options to purchase seventy-five percent (75%) of the number of shares of the Company's common stock subject to the options that were exchanged and canceled. See "10-Year Option Repricings" Table.

 (3) Represents car allowance.

 (4) Options granted as part of the stock option exchange program in which eligible employees were offered the opportunity to receive new options to purchase seventy-five percent (75%) of the number of shares of the Company's common stock subject to the options that were exchanged and canceled.

 (5) Ms. Ledoux was promoted to Chief Financial Officer on February 1, 2002.

 (6) Represents amounts paid to the executive as reimbursement for relocation expenses.

 (7) Mr. Keighley's employment with the Company was terminated on October 31, 2002.

 (8) Represents amounts paid to executive in connection with severance agreement.

 (9) Mr. Tanyel's employment with the Company was terminated on July 9, 2002.

(10) Certain options were granted as part of the stock option exchange program in which eligible employees were offered the opportunity to receive new options to purchase seventy-five percent (75%) of the number of shares of the Company's common stock subject to the options that were exchanged and canceled. See "10-Year Option Repricings" Table.

     Option Grants. The following table sets forth certain information concerning individual grants of options to purchase common stock of the Company to the Named Executive Officers who received options during Fiscal Year 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                                                             VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF
                          NUMBER OF         % OF THE                                           STOCK PRICE
                          SECURITIES      TOTAL OPTIONS                                      APPRECIATION FOR
                          UNDERLYING       GRANTED TO         EXERCISE                        OPTION TERM(1)
                           OPTIONS        EMPLOYEES IN         PRICE         EXPIRATION    --------------------
NAME                      GRANTED(2)       FISCAL YEAR       ($/SH)(2)          DATE        5% ($)     10% ($)
----                      ----------      -------------    --------------    ----------    --------    --------
Klaus P. Besier.........    40,000(3)         15.4%            $ 2.50         8/27/2007    $27,617     $61,027
Sosaburo Shinzo.........     2,000(4)          0.8               8.30        12/18/2006      4,586      10,134
                             8,000(3)          3.1               2.50         8/27/2007      5,523      12,205
Susan W. Ledoux.........    20,000(4)          7.7              13.30          2/1/2007     73,491     162,396
                            10,000(3)          3.9               2.50         8/27/2007      6,904      15,257
Christian J. Misvaer....     7,500(4)          2.9               8.20        12/11/2006     16,991      37,546
                             3,000(3)          1.2               2.50         8/27/2007      2,071       4,577
John A. Keighley........     5,000(4)          1.9               8.30         1/31/2003      2,075       4,150
Cem Tanyel..............    19,999(5)          7.7               9.60          8/9/2002     53,043     117,212
                            20,000(4)          7.7               9.60          8/9/2002     53,046     117,218

---------------

(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% for the exercise price of such options over the full 5-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices.

(2) The exercise price and share amounts have been adjusted to reflect a 1-for-10 stock split effective August 16, 2002.

(3) One third of the underlying shares vest on the first anniversary of the grant date and the remaining two-thirds of the underlying shares vest monthly in equal installments over a two-year period.

(4) The underlying shares vest monthly in equal installments over a three-year period.

(5) The underlying shares vest monthly in equal installments over a three-year period, subject to accelerated vesting in the event the closing price of the Company's common stock remains at or above $40.00 for more than ninety consecutive trading days.

     Option Exercises and Option Values. The following table sets forth information concerning the number of underlying shares and the value of unexercised options to purchase common stock held by the Named Executive Officers as of October 31, 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE MONEY OPTIONS AT
                                SHARES                         OCTOBER 31, 2002(1)           OCTOBER 31, 2002(2)
                             ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                         EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                         ------------   ------------   -----------   -------------   -----------   -------------
Klaus P. Besier............        --             --         144,419        97,456          $  --         $24,400
Sosaburo Shinzo............        --             --           3,149        11,976             --           4,880
Susan W. Ledoux............        --             --           7,523        29,039             --           6,100
Christian J. Misvaer.......        --             --           4,336        10,951             --           1,830
John A. Keighley...........        --             --           7,874            --             --              --
Cem Tanyel.................        --             --              --            --             --              --

---------------

(1) The share amounts have been adjusted to reflect a 1-for-10 reverse stock split effective August 16, 2002.

(2) Based on the last reported sale price on the Nasdaq National Market on October 31, 2002 less the option exercise price.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of October 31, 2002 about the Company's common stock that may be issued upon the exercise of options, warrants and rights under all of the existing equity compensation plans, including the Amended and Restated 1997 Stock Option Plan, the Amended and Restated 1999 Stock Option and Grant Plan, the Amended and Restated 1999 Director Plan and the Brightware Acquisition Stock Option Plan.

                                                                                               (C)
                                        (A)                       (B)                  NUMBER OF SECURITIES
                                NUMBER OF SECURITIES        WEIGHTED AVERAGE     REMAINING AVAILABLE FOR ISSUANCE
                             TO BE ISSUED UPON EXERCISE    EXERCISE PRICE OF        UNDER EQUITY COMPENSATION
                              OF OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,     PLANS (EXCLUDING SECURITIES
PLAN CATEGORY                   WARRANTS AND RIGHTS       WARRANTS AND RIGHTS        REFLECTED IN COLUMN (A))
-------------                --------------------------   --------------------   --------------------------------
Equity Compensation plans
  approved by
  Shareholders.............           642,073                    $11.78                     1,021,867
Equity Compensation plans
  not approved by
  Shareholders(1)..........                --                        --                            --
Total......................           642,073                    $11.78                     1,021,867

---------------

(1) The Company does not maintain equity compensation plans which have not been approved by its shareholders.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

     Mr. Besier's employment agreement, dated August 20, 2002, provides for an annual salary of $400,000 and an annual bonus of up to forty-percent of Mr. Besier's annual salary based on Firepond's achievement, during the applicable fiscal year, of performance goals pursuant to the terms of the Company's executive incentive plan. Mr. Besier is eligible for stock option grants as determined at the discretion of the Board of Directors. These option grants shall be governed by the terms and conditions of Firepond's Stock Plans and its standard stock option agreement for executive officers and key employees which provides that, upon the effectiveness of a specified liquidity event, such as a merger or acquisition of Firepond, unless a provision is made in connection with the liquidity event for the assumption of the option, or the substitution of the option with new options of the successor entity or parent thereof, all of the remaining option shares held by Mr. Besier shall become vested. Further, if the options are assumed in connection with the liquidity event and Mr. Besier does not continue in the position of chief executive officer of the successor entity, or Mr. Besier's service relationship with such successor entity is, on or within six (6) months after such liquidity event, (i) terminated by the successor entity without cause, or (ii) terminated by Mr. Besier for good reason, all of the shares of common stock subject to the options, to the extent not fully vested and exercisable, shall become fully vested and exercisable. Mr. Besier was also granted registration rights for all shares of the Company's common stock which he acquires.

     In the event of Mr. Besier's death during the term of his employment, his legal representative will receive Mr. Besier's annual salary for 12 months, an amount equal to his most recent annual bonus, payable in quarterly installments, and all of Mr. Besier's options to purchase shares of the Company's common stock shall become fully vested and exercisable. If Mr. Besier is terminated without cause, or he voluntarily resigns for good reason, he shall receive severance payments equal to his annual salary payable in equal monthly installments for a period of 12 months and the term of his vested options shall be extended until the earlier of three months following the termination or the effectiveness of specified liquidity events.

     Ms. Ledoux's employment agreement, dated August 20, 2002, provides for an annual salary of $160,000 and eligibility to participate in Firepond's executive incentive plan which allows Ms. Ledoux to earn an annual bonus of up to forty-percent of her annual salary, based upon the Company's performance during the applicable fiscal year and individual performance objectives. Under the employment agreement, the Company may not require Ms. Ledoux to relocate to an office more than fifty miles from Boston, Massachusetts without her consent. In addition, in the event that Ms. Ledoux's employment is terminated for any reason, other than for cause, or in the event Ms. Ledoux's responsibilities or compensation is materially diminished, Ms. Ledoux shall receive six months continuation of salary and benefits as severance, payable in accordance with Firepond's normal payroll practices. Further, Ms. Ledoux may be eligible for stock option grants as determined at the discretion of the Board of Directors. These option grants shall be governed by the terms and conditions of Firepond's Stock Plans and its standard stock option agreement for executive officers and key employees, which provides that, upon the effectiveness of a specified liquidity event, such as a merger or acquisition of Firepond, unless a provision is made in connection with the liquidity event for the assumption of the option, or the substitution of the option with new options of the successor entity, all of the remaining option shares held by Ms. Ledoux shall become fully vested and exercisable. Further, if the options are assumed in connection with the liquidity event and Ms. Ledoux's service relationship with such successor entity is, on or within six months after such liquidity event, (i) terminated by the successor entity without cause, or (ii) terminated by the executive officer for good reason, all of the shares of common stock subject to the option, to the extent not fully vested and exercisable, shall become fully vested and exercisable.

     Mr. Misvaer's employment agreement, dated August 20, 2002, provides for an annual salary of $120,000 and eligibility to participate in Firepond's executive incentive plan which allows Mr. Misvaer to earn an annual bonus of up to forty-percent of his annual salary, based upon the Company's performance during the applicable fiscal year and individual performance objectives. Under the employment agreement, the Company may not require Mr. Misvaer to relocate to an office more than fifty miles from Boston, Massachusetts without his consent, provided, however, in the event that Mr. Misvaer's employment is terminated without cause, the Company has agreed to reimburse Mr. Misvaer for certain relocation expenses. In addition, in the event that Mr. Misvaer's employment is terminated for any reason, other than for cause, or in the event Mr. Misvaer's responsibilities or compensation is materially diminished, Mr. Misvaer shall receive six months continuation of salary and benefits as severance, payable in accordance with Firepond's normal payroll practices. Further, Mr. Misvaer may be eligible for stock option grants as determined at the discretion of the Board of Directors. These option grants shall be governed by the terms and conditions of Firepond's Stock Plans and its standard stock option agreement for executive officers and key employees, which provides that, upon the effectiveness of a specified liquidity event, such as a merger or acquisition of Firepond, unless a provision is made in connection with the liquidity event for the assumption of the option, or the substitution of the option with new options of the successor entity, all of the remaining option shares held by Mr. Misvaer shall become fully vested and exercisable. Further, if the options are assumed in connection with the liquidity event and Mr. Misvaer's service relationship with such successor entity is, on or within six months after such liquidity event, (i) terminated by the successor entity without cause, or (ii) terminated by the executive officer for good reason, all of the shares of common stock subject to the option, to the extent not fully vested and exercisable, shall become fully vested and exercisable.

     Mr. Keighley's amended offer of employment, dated April 26, 2001, provided for an annual salary of $142,273 and an annual bonus of up to $42,682 based on the Company's performance and specific financial objectives. In addition to the standard company benefits, he was entitled to six months severance and 100% vesting of stock options, in the event of a change of control of the Company in which Mr. Keighley's position would have been eliminated and he would not have been offered an equivalent position.

     Mr. Shinzo's offer letter dated October 30, 1998, provides for an annual salary of 24,000,000 Yen, paid in accordance with the Company's normal monthly payroll practices. Under the terms of the offer letter, Mr. Shinzo is also entitled to a commission plan with an annual on-target achievement of 10,000,000 Yen, payable quarterly. Mr. Shinzo is also eligible to receive options under the terms of the Company's Stock Plans. Mr. Shinzo will be entitled to receive 3 months written notice of termination of employment from the Company and Mr. Shinzo will be required to give 3 months written notice of resignation to the Company. In the event of a change of control of the Company in which Mr. Shinzo's position is eliminated and he is not offered an equivalent position, then the termination notice period from the Company will change to 6 months.

     Under the Company's standard employee agreement, each of the executives is subject to provisions concerning the ownership, use and disclosure of the Company's confidential information and intellectual property, and a one-year restriction on competition with the Company following termination of employment for any reason.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors for the 2002 fiscal year consisted of J. Michael Cline and William O. Grabe. Mr. Cline and Mr. Grabe were both non-employee directors.

     The Compensation Committee ("Committee") is responsible for setting and administering the policies which determine the compensation of the Chief Executive Officer and other executive officers of the Company and administering the stock option grants under the 1997 and 1999 Option Plans, the Director Plan, and the Brightware Acquisition Stock Option Plan.

COMPENSATION PHILOSOPHY

     The goal of the Committee is to correlate executive compensation with our business objectives and performance. The Company's executive compensation policies are intended to attract, retain and motivate qualified executive officers who contribute to the achievement of our business objectives and performance. During the 2002 fiscal year, the Company used base salary, cash bonus incentives and stock option incentives to achieve these objectives. When evaluating the compensation of the executives of the Company, the Committee considers the level of compensation paid to executive officers in similar positions of other comparable software companies.

     The Committee annually assesses the performance and sets the salary of the Chief Executive Officer, Klaus P. Besier, and Mr. Besier annually assesses the performance of all other executive officers and recommends various adjustments to compensation, which are reviewed and approved by the Committee.

     The Company's performance is evaluated by factors such as business and economic conditions, competitor performance, and the Company's results as compared to the annual operating plan.

     The components of executive compensation are as follows.

  Base Salary

     Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for comparable positions at other similar sized software companies. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities, and that are competitive in the marketplace.

  Cash Bonus Incentive

     Executive officers, other than Mr. Shinzo, are eligible to earn cash bonuses in accordance with an annual executive incentive plan if the Company overachieves its annual internal operating plan. If the Company's performance exceeds certain financial objectives, executive officers may earn cash incentive payments by achieving defined performance objectives. Based on the Company's financial results in fiscal 2002, no payments were made to executives under this plan. Mr. Shinzo's incentive plan is based on the financial performance of the Company's Japan operations, and Mr. Shinzo was paid bonuses totaling $21,710 in fiscal 2002.

     In addition, Mr. Misvaer was paid bonuses totaling $18,500 as a result of achieving the goals set forth under two discretionary bonus opportunities.

     During the 2001 fiscal year, the Company entered into an arrangement with Mr. Tanyel as part of a key employee retention plan in conjunction with the acquisition of Brightware, Inc. In conjunction with this retention plan, Mr. Tanyel was eligible to receive a bonus of $140,000, to be paid on June 30, 2002, if he remained employed by the Company on that date. As his employment ended in July 2002, Mr. Tanyel was paid the bonus under the prior arrangement.

  Stock Option Incentives

     The Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests. In connection therewith, stock options are used to motivate executives to achieve the Company's annual operating plan. Stock options generally are granted at the then prevailing market value and have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of Mr. Besier and recommends additional stock option grants as appropriate. The Committee determines the size and frequency of option grants for other executive officers, after consideration of recommendations from Mr. Besier based upon the position and responsibilities of each executive officer, previous and expected contributions of each officer, and previous option grants.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER DURING FISCAL YEAR 2002

     During the fiscal year ended October 31, 2002, Klaus P. Besier served as Chairman, Chief Executive Officer and President throughout the year, and he continues to hold these offices.

     Mr. Besier's base salary, cash bonus incentives and stock option incentives were determined in accordance with the criteria described in the "Base Salary," "Cash Bonus Incentive" and "Stock Option Incentives" sections of this report. Mr. Besier's base salary for fiscal year 2002 remained unchanged at $400,000. No cash bonus incentive was paid to Mr. Besier in fiscal year 2002. In August 2002, Mr. Besier received a stock option grant of 40,000 shares. Mr. Besier's total compensation for fiscal year 2002 was designed to keep his compensation aligned with compensation levels of chief executive officers of comparable software companies. See "Summary Compensation Table."

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. Firepond generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company's Stock Plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of Firepond and our stockholders, after taking into consideration changing business conditions and the performance of its employees.

CONCLUSION

     Through the incentive plans described above, a significant portion of the Company's executive compensation programs and Mr. Besier's compensation are contingent upon Company performance and realization of benefits closely linked to increases in long-term stockholder value. Based upon the prevailing economic environment, the Committee may take such action as is required to continue to attract and retain highly talented executive staff.

                                            Compensation Committee
                                            for the 2002 Fiscal Year

                                            J. Michael Cline
                                            William O. Grabe

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the Fiscal Year 2002, all executive officer compensation decisions were made by the Compensation Committee or the full Board of Directors. The Compensation Committee reviews and makes recommendations regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee during the Fiscal Year 2002 was an officer of the Company. The members of the Compensation Committee during the Fiscal Year 2002 were J. Michael Cline and William O. Grabe.

OPTION REPRICING

     The following table provides certain information with respect to the repricing of stock options of the Company's executive officers which occurred in the fiscal year ending October 31, 2001:

                           10-YEAR OPTION REPRICINGS

                                                                                                          LENGTH OF
                                        NUMBER OF                                                          ORIGINAL
                                        SECURITIES    MARKET PRICE                                       OPTION TERM
                                        UNDERLYING     OF STOCK AT    EXERCISE PRICE AT                  REMAINING AT
NAME AND PRINCIPLE          DATE OF      OPTIONS         TIME OF           TIME OF        NEW EXERCISE     DATE OF
POSITION                   REPRICING   REPRICED(1)    REPRICING(1)      REPRICING(1)        PRICE(1)      REPRICING
------------------         ---------   ------------   -------------   -----------------   ------------   ------------
Klaus P. Besier..........  07/31/01       91,796          $6.60            $ 39.45           $6.60         72 months
  Chairman, Chief          07/31/01       50,704           6.60              39.45            6.60         81 months
  Executive Officer        07/31/01      150,000           6.60              99.00            6.60         99 months
  and President            07/31/01       30,000           6.60              88.75            6.60        111 months
Susan W. Ledoux..........  07/31/01        2,666           6.60              44.45            6.60         98 months
  Chief Financial          07/31/01        2,333           6.60              99.00            6.60         99 months
  Officer and Treasurer    07/31/01          250           6.60             110.00            6.60        102 months
                           07/31/01        2,000           6.60              15.00            6.60        116 months
                           07/31/01        1,500           6.60              12.60            6.60        119 months
Paul K. McDermott........  07/31/01       28,033           6.60              39.45            6.60         89 months
  Former Chief             07/31/01        5,666           6.60              72.15            6.60         99 months
  Financial Officer        07/31/01        7,500           6.60              15.00            6.60        116 months
Christian J. Misvaer.....  07/31/01           50           6.60              44.55            6.60         91 months
  General Counsel          07/31/01          166           6.60              44.55            6.60         95 months
  and Secretary            07/31/01           66           6.60              99.00            6.60        100 months
                           07/31/01          500           6.60             110.00            6.60        102 months
                           07/31/01          100           6.60             110.00            6.60        102 months
                           07/31/01          500           6.60             158.13            6.60        108 months
                           07/31/01        2,500           6.60              15.00            6.60        116 months
                           07/31/01        2,500           6.60              12.60            6.60        119 months
Joel B. Radford..........  07/31/01        1,000           6.60              39.45            6.60         86 months
  Former Senior Vice       07/31/01        1,033           6.60              44.55            6.60         94 months
  President of
  Professional             07/31/01        1,000           6.60              99.00            6.60         99 months
  Services                 07/31/01          640           6.60             110.00            6.60        102 months
                           07/31/01        5,000           6.60             158.75            6.60        105 months
                           07/31/01        5,000           6.60              88.75            6.60        111 months
                           07/31/01       20,000           6.60              15.00            6.60        116 months
Cem Tanyel...............  07/31/01       25,000           6.60              39.69            6.60        115 months
  Former Chief             07/31/01       15,000           6.60              15.00            6.60        116 months
  Operating Officer
John A. Keighley.........  07/31/01        2,000           6.60              15.00            6.60        116 months
  Former Senior Vice       07/31/01       12,500           6.60              12.60            6.60        119 months
  President and General
  Manager of Europe

---------------

(1) The exercise price and share amounts have been adjusted to reflect a 1-for-10 reverse stock split effective August 16, 2002.

                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

     We have reviewed and discussed with senior management the Company's audited financial statements included in the 2002 Annual Report to Stockholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

     We have discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires the independent auditors to provide us with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and
(vi) any difficulties encountered in performing the audit.

     We have received from PricewaterhouseCoopers LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between PricewaterhouseCoopers LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. PricewaterhouseCoopers LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

     Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2002 Annual Report to Stockholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K.

     As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company's independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company's independent auditors with respect to such financial statements.

                                            Audit Committee
                                            for the 2002 Fiscal Year

                                            John J. Cachianes
                                            Eric N. Rubino
                                            V. Lawrence Weber

SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock, based on the market price of the Company's common stock with the total return of companies included within the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc., for the period commencing February 4, 2000 and ending October 31, 2002. The calculation of total cumulative return assumes a $100 investment in the Company's common stock, the Nasdaq Stock Market Index and the Business Software and Services Index published by Media General Financial Services, Inc., on February 4, 2000, the date of the Company's initial public offering, and the reinvestment of all dividends.

                        COMPARE CUMULATIVE TOTAL RETURN
                                AMONG FIREPOND,
             NASDAQ MARKET AND BUSINESS SOFTWARE AND SERVICES INDEX

                              [PERFORMANCE CHART]

----------------------------------------------------------------
                       02/03/00   10/31/00   10/31/01   10/31/02
----------------------------------------------------------------
 Firepond, Inc.        100.00      49.61      4.89       1.93
 Nasdaq Market Index   100.00      86.35      43.69      35.12
 Business Software
  and Services Index   100.00      83.72      44.15      34.81

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following describes certain transactions or series of transactions, or currently proposed transaction or series of transactions, between the Company and any related persons or entities which occurred since November 1, 2001 and a summary of any indebtedness to the Company by an executive officer outstanding at any time during the Fiscal Year 2002.

LOANS TO EXECUTIVE OFFICERS

     On November 28, 2000, the Company's Board of Directors approved a loan facility to Klaus P. Besier, the Company's Chairman, Chief Executive Officer and President, allowing borrowings up to $3,000,000 bearing interest at the applicable federal rate in effect during the term of the note. On January 9, 2001, the Company's Board of Directors approved an increase in the loan facility to $4,000,000. Originally, the outstanding principal together with unpaid interest was due and payable on the earlier of October 31, 2001, an event of default, or an event of maturity, as defined. On December 11, 2001, the Board of Directors amended the facility to extend the maturity to May 1, 2006. The promissory note is secured by a pledge of 50,000 shares of the Company's common stock and is generally not a recourse obligation of the borrower, with specified exceptions. Amounts totaling $4,000,000 plus accrued interest have been advanced to Mr. Besier under this facility as of October 31, 2002.

     On October 4, 2000, the Company loaned $120,000 to Paul K. McDermott, the Company's then Chief Financial Officer, bearing interest at the applicable federal rate in effect during the term of the note. The outstanding principal together with unpaid interest was due and payable on the earlier of September 30, 2001, an event of default, or an event of maturity, as defined. The promissory note was secured by a pledge of 500 shares of common stock. In January 2002, in connection with the termination of Mr. McDermott's employment with the Company, the Company acquired the shares valued at approximately $7,000 securing the loan from Mr. McDermott in satisfaction of amounts due under the loan.

CONFLICTS OF INTEREST

     Conflicts of interest may arise in the course of business transactions between the Company, its officers, Directors and principal stockholders, and their affiliates. The Company believes that the transactions in which it was a party as described above were at terms no less favorable than the Company would have obtained from unaffiliated third parties. In connection with the Company's initial public offering, the Company adopted a policy that all future transactions between the Company and its officers, Directors or other affiliates (other than compensation and employment matters) be reviewed by the Board of Directors on an on-going basis and submitted to the Audit Committee or other comparable body for review where appropriate.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of common stock as of February 14, 2003 by:

     * all persons who own beneficially 5% or more of the Company's common stock;

     * the Chief Executive Officer and each of the other Named Executive
       Officers;

     * each of the Company's Directors; and

     * all Directors and executive officers as a group.

     Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of common stock beneficially owned, subject to the community property laws, where these rules apply. Beneficial ownership includes any shares which the individual or entity has sole or shared voting or investment power and shares of common stock subject to options held that are currently exercisable or exercisable within sixty days of February 14, 2003. The applicable percentage of "beneficial ownership" is based upon 3,671,970 shares of common stock outstanding.

                                                               BENEFICIAL OWNERSHIP
                                                              ----------------------
NAME OF BENEFICIAL OWNER                                       SHARES     PERCENTAGE
------------------------                                      ---------   ----------
Entities associated with General Atlantic Partners LLC(1)...  1,668,532     45.40%
Entities associated with Technology Crossover Ventures(2)...    350,419      9.54%
LeRoy C. Kopp(3)............................................    205,400      5.59%
Klaus P. Besier(4)..........................................    221,229      5.76%
Sosaburo Shinzo(5)..........................................      4,029         *
Susan W. Ledoux(6)..........................................     11,689         *
Christian J. Misvaer(7).....................................      6,228         *
John A. Keighley............................................         --        --
Cem Tanyel..................................................         --        --
John J. Cachianes(8)........................................      6,141         *
J. Michael Cline(9).........................................     61,779      1.68%
William O. Grabe(10)........................................  1,671,761     45.45%
Eric N. Rubino..............................................         --        --
V. Lawrence Weber(11).......................................      3,229         *
All executive officers and directors as a group (9
  persons)(12)..............................................  1,930,568     49.83%

---------------

 (*) Represents less than one percent of the outstanding common stock.

 (1) Consists of 251,755 shares held by GAP Coinvestment Partners, L.P.; 12,457 shares held by GAP Coinvestment Partners II, L.P., including 530 shares underlying warrants exercisable within sixty days of February 14, 2003; 1,061,984 shares held by General Atlantic Partners 40, L.P; 282,211 shares held by General Atlantic Partners 46, L.P.; 57,657 shares held by General Atlantic Partners 52, L.P. and 2,469 shares underlying warrants held by General Atlantic Partners 59, L.P. exercisable within sixty days of February 14, 2003. GAP Coinvestment Partners, L.P., GAP Coinvestment Partners II, L.P., General Atlantic Partners 40, L.P., General Atlantic Partners 46, L.P., General Atlantic Partners 52, L.P. and General Atlantic Partners 59, L.P. are part of an affiliated group of investment partnerships referred to, collectively, as entities associated with General Atlantic Partners, LLC. The address for each of these entities is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.

 (2) Consists of 2,543 shares held by TCV III (GP) including 21 shares underlying warrants exercisable within sixty days of February 14, 2003, 12,088 shares held by TCV III, L.P, including 103 shares underlying warrants exercisable within sixty days of February 14, 2003, 321,320 shares held by TCV III

     (Q), L.P. including 2,750 shares underlying warrants exercisable within sixty days of February 14, 2003 and 14,468 shares held by TCV III Strategic Partners, L.P. including 124 shares underlying warrants exercisable within sixty days of February 14, 2003, who are referred to collectively as the "TCV Funds". Jay C. Hoag and Richard H. Kimball are the sole managing members of Technology Crossover Management III, L.L.C., "TCM III", the general partner of the TCV Funds. Consequently, TCM III and Messrs. Hoag and Kimball may each be deemed to beneficially own all of the shares held by the TCV Funds. TCM III and Messrs. Hoag and Kimball each disclaim beneficial ownership of such shares, except to the extent of their respective pecuniary interest in those shares. Based upon information provided by Technology Crossover Ventures and affiliated entities' Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2003. The address for each of these entities is 528 Ramona Street, Palo Alto, California 94301.

 (3) Kopp Investment Advisors, Inc. ("Kopp Advisers") has sole voting and dispositive power over 100,000 of such shares and shared dispositive power over 62,400 of such shares. Kopp Holding Company ("Kopp Holding") is deemed to beneficially own 162,400 shares of common stock. Leroy C. Kopp ("Mr. Kopp") is deemed to beneficially own 205,400 shares of common stock and has sole voting and dispositive power over 43,000 of such shares. Kopp Advisors is a wholly owned subsidiary of Kopp Holding; and Mr. Kopp owns 100% of the outstanding capital stock of Kopp Holding. Based upon information provided by Kopp Advisors, Kopp Holding, and Mr. Kopp in a Schedule 13G filed with the Securities and Exchange Commission on January 24, 2003. The address for Kopp Advisors, Kopp Holding and Mr. Kopp is 7701 France Avenue South, Suite 500, Edina, MN 55435.

 (4) Includes 167,228 shares underlying options granted to Mr. Besier exercisable within sixty days of February 14, 2003.

 (5) Includes 4,029 shares underlying options granted to Mr. Shinzo exercisable within sixty days of February 14, 2003.

 (6) Includes 11,689 shares underlying options granted to Ms. Ledoux exercisable within sixty days of February 14, 2003.

 (7) Includes 6,190 shares underlying options granted to Mr. Misvaer exercisable within sixty days of February 14, 2003.

 (8) Includes 2,641 shares underlying options granted to Mr. Cachianes exercisable within sixty days of February 14, 2003.

 (9) Consists of 100 shares held by Mr. Cline and 58,450 shares held by JMC Partnership, Ltd., of which Mr. Cline is a general partner, and includes 3,229 shares underlying options granted to Mr. Cline exercisable within sixty days of February 14, 2003.

(10) Represents shares described in note (1) above, beneficially owned by entities associated with General Atlantic Partners, LLC. Mr. Grabe disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and includes 3,229 shares underlying options granted to Mr. Grabe exercisable within sixty days of February 14, 2003.

(11) Includes 3,229 shares underlying options granted to Mr. Weber exercisable within sixty days of February 14, 2003.

(12) Includes 202,052 shares underlying options granted to the executive officers and directors exercisable within sixty days of February 14, 2003.

                            EXPENSES OF SOLICITATION

     The Company will bear the cost of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Stockholder proposals intended to be presented at the Company's 2004 Annual Meeting of stockholders must be received by the Company on or before October 29, 2003 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than the later of (i) the 10th day after the date of public disclosure of the date of such meeting or (ii) the 90th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, Firepond, Inc., 8009 S. 34th Avenue, Minneapolis, MN 55425.

                              INDEPENDENT AUDITORS

CHANGE IN INDEPENDENT ACCOUNTANTS

     On May 2, 2002, the Company dismissed its independent public accountants, Arthur Andersen LLP ("Andersen") and engaged PricewaterhouseCoopers LLP ("PwC") to serve as the Company's independent public accountants to audit its financial statements for the fiscal year ended October 31, 2002. The decision to dismiss Andersen and engage PwC was made by the Company's Audit Committee and ratified by its Board of Directors.

     Andersen's reports on the Company's financial statements for each of the fiscal years ended October 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's fiscal years ended October 31, 2000 and 2001, respectively, and the subsequent interim period through May 2, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its reports.

     During the Company's fiscal years ended October 31, 2000 and 2001, respectively, and the subsequent interim period through May 2, 2002, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission's Regulation S-K occurred.

     During the Company's fiscal years ended October 31, 2000 and 2001, respectively, and the subsequent interim period through May 2, 2002, the date on which PwC was engaged, the Company did not consult with PwC regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission's Regulation S-K.

     The Company provided Andersen with a copy of the above disclosure. Anderson delivered a letter to the Company, dated May 7, 2002, stating its agreement with such statements.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of the Company for Fiscal Year 2003. The firm of PricewaterhouseCoopers LLP has served as the Company's independent auditors since May 2002. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The Company estimates that the aggregate fees billed by its independent auditors for professional services rendered in connection with (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the year ended October 31, 2002, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q for the quarters ended January 31, 2002, April 30, 2002 and July 31, 2002, equal approximately $232,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During Fiscal Year 2002, the Company's independent auditors did not provide any information systems design or related technology services to the Company.

ALL OTHER FEES

     The Company estimates that the aggregate fees for all other services rendered by its independent auditors for Fiscal Year 2002 equal approximately $80,000. These fees include work performed by the independent auditors with respect to tax compliance and advisory services, and financial accounting advisory services.

     The Audit Committee has advised the Company that it has determined that the non-audit services rendered by the Company's independent auditors during Fiscal Year 2002 are compatible with maintaining the independence of such auditors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of common stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that all Section 16(a) reports required to be filed for such persons had been filed, the Company believes that during Fiscal Year 2002 the Section 16 Persons complied with all
Section 16(a) filing requirements applicable to them except for the inadvertent late filing of a Form 3 by Eric N. Rubino. As of the date of this Proxy Statement all such reports have been filed.

   [1984 - FIREPOND, INC.] [FILE NAME: ZFP172.ELX] [VERSION - (2)] [02/24/03]
                                [orig. 02/14/03]

            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

                                     PROXY

                                 FIREPOND, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, MARCH 25, 2003

                 (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

     The undersigned hereby appoints each of Klaus P. Besier and Christian J. Misvaer as proxies, with full power of substitution, to vote all shares of Firepond, Inc. Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2003 Annual Meeting of Stockholders of Firepond, Inc., or any adjournment thereof.

-------------       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      ------------
 SEE REVERSE                                                        SEE REVERSE
    SIDE                                                               SIDE
-------------                                                       ------------

FIREPOND, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694








            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL


[X] Please mark votes as in this example.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL ITEMS.

1. Re-election of two Class II Directors to serve for the ensuing three-year period, until their successors are duly elected and qualified or until earlier death or resignation.

    Nominees: (01) Klaus P. Besier, (02) John J. Cachlanes.

        FOR ALL NOMINEES           [ ]

        WITHHELD FROM ALL NOMINEES [ ]

        [ ]
          --------------------------------------
          For all nominees except as noted above

The shares represented by this Proxy Card will be voted as specified above, but if no specification is made they will be voted FOR Item 1, and in the discretion of the proxies on why other matter that may properly come before the meeting.

        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

        MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

NOTE: Please sign exactly as name appears hereon, Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full name and title as such.

Please sign exactly and return promptly in the accompanying envelope.



Signature:               Date:          Signature:               Date:
          -------------       ---------           --------------      ---------